SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

January 16, 2007
(Date of Report)

CACI International Inc
(Exact name of registrant as specified in its Charter)

Delaware	001-31400	54-1345899
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1100 N. Glebe Road
Arlington, Virginia 22201
(Address of Principal executive offices)(ZIP code)

(703) 841-7800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)
On January 9, 2007, the Company's Chief Financial Officer and Treasurer, Stephen L. Waechter, was replaced in those capacities by Thomas Mutryn. Information about Mr. Mutryn appears elsewhere in this Report.

(c)(1)	On January 9, 2007, the Company appointed Thomas Mutryn to the positions of Acting Chief Financial Officer and Treasurer.

(2)
Mr. Mutryn, age 52, is currently the Company's Executive Vice President, Corporate Development and Treasury, a position he has held since September 8, 2006. There was no arrangement or understanding pursuant to which he was selected as an officer of the Company. There are no family relationships between Mr. Mutryn and any director or executive officer of the Company, or any person chosen by the Company to become a director or executive officer.

Biographical information about Mr. Mutryn is as follows:

Mr. Mutryn joined the Company in September 2006 as Executive Vice President, Corporate Development and Treasury. Prior to joining CACI, Mr. Mutryn served as Chief Financial Officer and Senior Vice President of Finance of GTSI Corp. from January 2003 until August 2006. From November 1998 until April 2002, Mr. Mutryn served as Senior Vice President - Finance and Chief Financial Officer at US Airways, Inc. From 1989 to November 1998, Mr. Mutryn held a number of executive positions at United Airlines, Inc., including Vice President and Treasurer and Vice President of Revenue Management. Neither GTSI Corp. nor US Airways, Inc. nor United Airlines, Inc. is a parent, subsidiary or other affiliate of the Registrant.

There are no transactions of the kind described in Item 404(a) of Regulation S-K in which Mr. Mutryn was a participant.

(3)	There is no plan, contract or arrangement that was entered into or materially modified in connection with Mr. Mutryn's appointment.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACI International Inc

Registrant

By:
/s/ Arnold D. Morse
Arnold D. Morse Senior Vice President, Chief Legal Officer and Secretary